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                         CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CREDIT DEPOT CORPORATION

         Credit Depot Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         A. The name of the Corporation is Credit Depot Corporation. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on August 7, 1990, a Certificate of Agreement of Merger of the Corporation was filed with the Secretary of State of Delaware on August 23, 1990, a Certificate of Amendment was filed with the Secretary of State of Delaware on October 10, 1990, a Certificate of Designation was filed with the Secretary of State of Delaware on October 10, 1995, a Certificate of Amendment was filed with the Secretary of State of Delaware on January 18, 1996, a Certificate of Amendment was filed with the Secretary of State of Delaware on February 7, 1997, and a Certificate of Designation was filed with the Secretary of State of Delaware on April 22, 1997.

         B. This Amendment to the Certificate of Incorporation was duly adopted and approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

         C. (1) Each issued and outstanding share of the Common Stock and each share held in treasury shall be, without any further action on the part of the Corporation or any stockholder, automatically changed and reclassified into one-fifth of a share of Common Stock of the Corporation (the "Recapitalization") and each certificate representing outstanding shares of Common Stock shall automatically and without further action on the part of the holder thereof represent the number of shares of Common Stock issuable with respect to the number of shares of Common Stock represented by such certificate.

         (2) No fractional shares of Common Stock shall be issued in connection with the Recapitalization and the number of shares of Common Stock issuable in connection with the Recapitalization shall be rounded up to the next highest number.







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         (3) The Recapitalization shall be deemed to be effectuated immediately upon the filing of this Amendment.

         IN WITNESS WHEREOF, the undersigned has caused this Fourth Certificate of Amendment to the Certificate of Incorporation to be duly executed on its behalf as of the 24th day of October, 1997.


                                    CREDIT DEPOT CORPORATION


                                    By:/s/  Gerald F. Sullivan
                                       -------------------------------
                                       President